As filed with the Securities and Exchange Commission on July 6, 2017

Registration Statement No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

AMERICAN INTERNATIONAL GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	13-2592361
(State or other jurisdiction of incorporation)	(IRS Employer identification No.)

175 Water Street, New York, New York 10038

(Address, including zip code, of principal executive offices)

Inducement Option Award

(Full title of the plan)

Rose Marie E. Glazer, Esq.

Vice President, Deputy General Counsel and Corporate Secretary

175 Water Street

New York, New York 10038

(212) 770-7000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies To:

Marc R. Treviño, Esq.

Sullivan & Cromwell LLP

125 Broad Street

New York, New York 10004

(212) 558-4000

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act (Check one):

Large accelerated filer	☑	Accelerated filer	☐

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered (1)	Proposed Maximum Offering Price Per Share (2)	Proposed Maximum Aggregate Offering Price (2)	Amount of Registration Fee (2)
Common Stock, par value $2.50 per share (Common Stock), and associated Rights (3)	500,000 shares	$61.82	$30,910,000	$3,582.47

1.	This Registration Statement also relates to an indeterminate number of additional shares of Common Stock that may be issued pursuant to anti-dilution and other adjustment provisions of the Inducement Option Award.
2.	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h) of the Securities Act of 1933, as amended (based on the per share exercise price of the Inducement Option Award).
3.	Each share of Common Stock has a related share purchase right (each, a Right) pursuant to the Tax Asset Protection Plan, dated as of March 9, 2011, between AIG and Wells Fargo Bank, National Association, as Rights Agent, as amended by Amendment No. 1 thereto, dated January 8, 2014, and Amendment No. 2 thereto, dated December 14, 2016. The terms of the Rights are described in AIG’s Registration Statement on Form 8-A, dated March 9, 2011, as amended by Amendment No. 1 thereto, dated January 8, 2014, and Amendment No. 2 thereto, dated December 14, 2016, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended. There is no additional filing fee with respect to the Rights because no separate consideration for the Rights will be received.

EXPLANATORY NOTE

American International Group, Inc., a Delaware corporation (AIG or the Registrant), granted an employment inducement award in the form of options to purchase 500,000 shares of Common Stock to Brian Duperreault on May 15, 2017 (the Inducement Option Award). The Inducement Option Award was granted outside of the Registrant’s AIG 2013 Omnibus Incentive Plan as an “employment inducement grant” under New York Stock Exchange Listing Rule 303A.08. In accordance with Item 8(a) of Form S-8, an opinion of counsel as to the validity of the shares of Common Stock to be issued under the Inducement Option Award is not provided because such shares will be treasury shares.

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

All information required by Part I to be contained in the prospectus relating to the Inducement Option Award is omitted from this Registration Statement in accordance with Rule 428 under the Securities Act of 1933, as amended (the Securities Act).

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by AIG with the Securities and Exchange Commission (the Commission) (File No. 1-8787) and, other than any furnished information, are incorporated herein by reference:

(a)	AIG’s Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as amended on Form 10-K/A filed on April 27, 2017;

(b)	AIG’s Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2017;

(c)	AIG’s Current Reports on Form 8-K filed on January 3, 2017, January 20, 2017, February 14, 2017, March 6, 2017, March 10, 2017, March 17, 2017, April 19, 2017, May 3, 2017, May 15, 2017, June 12, 2017, June 15, 2017, June 21, 2017, June 27, 2017, June 28, 2017 and July 6, 2017;

(d)	AIG’s Definitive Proxy Statement on Schedule 14A filed on May 19, 2017; and

(e)	The description of AIG Common Stock contained in the Registration Statement on Form 8-A, dated September 20, 1984, filed pursuant to Section 12(b) of the Securities Exchange Act of 1934, as amended (the Exchange Act), and the description of Rights associated with the Common Stock in AIG’s Registration Statement on Form 8-A, dated March 9, 2011 and amended on January 8, 2014 and December 14, 2016, filed pursuant to Section 12(b) of the Exchange Act.

All documents filed by AIG after the date hereof pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold, or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents, provided, however, that AIG is not incorporating by reference any information in these documents or filings that is deemed “furnished” to and not filed with the Commission.

Any statement contained in a document incorporated or deemed incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded will not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

The Common Stock is registered under Section 12(b) of the Exchange Act.

Item 5.	Interests of Named Experts and Counsel.

The consolidated financial statements and the financial statement schedules and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this Registration Statement by reference to AIG’s Annual Report on Form 10-K for the year ended December 31, 2016, have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

Item 6.	Indemnification of Directors and Officers.

The amended and restated certificate of incorporation of AIG provides that AIG shall indemnify to the full extent permitted by law any person made, or threatened to be made, a party to an action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she, or his or her testator or intestate, is or was a director, officer or employee of AIG or serves or served any other enterprise at the request of AIG. Section 6.4 of AIG’s amended and restated by-laws contains a similar provision. The amended and restated certificate of incorporation of AIG also provides that a director will not be liable to AIG or its shareholders for monetary damages for breach of fiduciary duty as a director, except to the extent that the exemption from liability or limitation thereof is not permitted by the Delaware General Corporation Law.

Section 145 of the Delaware General Corporation Law permits indemnification against expenses, fines, judgments and settlements incurred by any director, officer, employee or agent of a company in the event of pending, threatened or completed civil, criminal, administrative or investigative proceedings (other than an action by or in the right of such company), if such person was, or was threatened to be, made a party by reason of the fact that he or she is or was a director, officer, employee or agent of the company. Section 145 also provides that the indemnification provided for therein shall not be deemed exclusive of any other rights to which those seeking indemnification may otherwise be entitled.

AIG has entered into indemnification agreements with each of its directors to the same effect as Section 6.4 of AIG’s amended and restated by-laws.

In addition, AIG and its subsidiaries maintain a directors’ and officers’ liability insurance policy.

Item 7.	Exemption From Registration Claimed.

Not applicable.

Item 8.	Exhibits.

The exhibits are listed in the Exhibit Index.

Item 9.	Undertakings.

AIG hereby undertakes:

(a)(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by AIG pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) That, for purposes of determining any liability under the Securities Act, each filing of AIG’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of AIG pursuant to the foregoing provisions, or otherwise, AIG has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by AIG of expenses incurred or paid by a director, officer or controlling person of AIG in the successful defense of any action, suit or proceeding) is asserted against AIG by such director, officer or controlling person in connection with the securities being registered, AIG will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on this 6th day of July, 2017.

AMERICAN INTERNATIONAL GROUP, INC.

By:	/s/ Brian Duperreault
Name: Brian Duperreault
Title: President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Brian Duperreault and Siddhartha Sankaran, and each of them severally, as his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities to sign this Registration Statement on Form S-8 of American International Group, Inc. and any and all amendments to that Registration Statement (including post-effective amendments thereto) and to file the same, with the exhibits thereto, and other documents in connection herewith, with the Securities and Exchange Commission, and grants unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing required or necessary to be done in and about the foregoing as fully for all intents and purposes as he or she might or could do in person, and hereby ratifies and confirms all that said attorneys-in-fact and agents, or any of them, or his or her substitute or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Brian Duperreault (Brian Duperreault)	President, Chief Executive Officer and Director (Principal Executive Officer)	July 6, 2017

/s/ Siddhartha Sankaran (Siddhartha Sankaran)	Executive Vice President and Chief Financial Officer (Principal Financial Officer)	July 6, 2017

/s/ Elias F. Habayeb (Elias F. Habayeb)	Senior Vice President, Deputy Chief Financial Officer and Group Controller (Principal Accounting Officer)	July 6, 2017

/s/ W. Don Cornwell (W. Don Cornwell)	Director	July 6, 2017

/s/ Peter R. Fisher (Peter R. Fisher)	Director	July 6, 2017

/s/ John H. Fitzpatrick (John H. Fitzpatrick)	Director	July 6, 2017

/s/ William G. Jurgensen (William G. Jurgensen)	Director	July 6, 2017

/s/ Christopher S. Lynch (Christopher S. Lynch)	Director	July 6, 2017

/s/ Samuel J. Merksamer (Samuel J. Merksamer)	Director	July 6, 2017

/s/ Henry S. Miller (Henry S. Miller)	Director	July 6, 2017

/s/ Linda A. Mills (Linda A. Mills)	Director	July 6, 2017

/s/ Suzanne Nora Johnson (Suzanne Nora Johnson)	Director	July 6, 2017

Signature	Title	Date

/s/ Ronald A. Rittenmeyer (Ronald A. Rittenmeyer)	Director	July 6, 2017

/s/ Douglas M. Steenland (Douglas M. Steenland)	Director	July 6, 2017

/s/ Theresa M. Stone (Theresa M. Stone)	Director	July 6, 2017

EXHIBIT INDEX

Exhibit Number	Description	Location
4.1	Amended and Restated Certificate of Incorporation of AIG	Incorporated by reference to Exhibit 3.1 to AIG’s Current Report on Form 8-K filed with the SEC on June 28, 2017 (File No. 1-8787).

4.2	AIG By-laws, amended November 16, 2015	Incorporated by reference to Exhibit 3.1 to AIG’s Current Report on Form 8-K filed with the SEC on November 16, 2015 (File No. 1-8787).

4.3	American International Group, Inc. 2013 Omnibus Incentive Plan	Incorporated by reference to Appendix B to AIG’s Definitive Proxy Statement dated April 4, 2013 (File No. 001-8787).

4.4	Form of Stock Option Award Agreement, between American International Group, Inc. and Brian Duperreault	Incorporated by reference to Exhibit 10.2 to AIG’s Current Report on Form 8-K filed on May 15, 2017 (File No. 001-08787).

23	Consent of Independent Registered Public Accounting Firm	Filed herewith.

24	Powers of Attorney	Included on signature page.